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                                                                    EXHIBIT 10.4

                              OPTION AGREEMENT AND

                               ESCROW INSTRUCTIONS

                                     BETWEEN

                            WILLIAM LYON HOMES, INC.,
                            a California corporation

                                       AND

                            LATHROP INVESTMENT, L.P.,
                        a California limited partnership


                                October 24, 2000



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                                OPTION AGREEMENT
                                       AND
                               ESCROW INSTRUCTIONS


        This Option Agreement and Escrow Instructions ("Agreement") is made and entered into as of the 24th day of October, 2000, between LATHROP INVESTMENT, L.P., a California limited partnership ("Seller"), and WILLIAM LYON HOMES, INC., a California corporation ("Buyer"). The parties agree as follows:

        1. Definitions. As used in this Agreement, the terms set forth below shall have the following meanings:

               "Additional Purchase Price" means the portion of the purchase price for a Phase specified in subsection 4.4 [entitled "Additional Purchase Price and Payment"].

               "Adjusted Gross Proceeds" means, with respect to the sale, transfer, or disposition of any Residential Lot, an amount equal to (a) the Gross Proceeds generated by such sale, transfer or other disposition (including, without limitation, any amounts generated as a result of any Extras), minus (b) the actual costs incurred for any sales concessions and other sales incentives in connection with such sale, transfer or other disposition.

               "Authorities" means the various governmental and quasi-governmental bodies and agencies having jurisdiction over the Property, including, without limitation, the County, courts, special taxing districts, administrative tribunals and public and private utilities.

               "Base Purchase Price" means the portion of the purchase price for a Phase as determined pursuant to subsection 4.3(a) [entitled "Base Purchase Price"].

               "Buyer's Minimum Profit" means, with respect to each Unit, an amount equal to six percent (6%) of Buyer's Adjusted Gross Proceeds from the sale of Residential Lots in such Unit.

               "Buyer's Title Policy" means the policy of title insurance described in subsection 4.7 [entitled "Title Insurance"].

               "County" means the County of San Joaquin, California.

               "Default" means each of the events so designated in Section 11 [entitled "Events of Default"].

               "Design Center Fees" means all fees paid to Buyer by the design center for the Project in connection with options and/or extras sold by such design center to homebuyers in the Project.

               "Entitlements" means all permits, authorizations, consents, orders, certificates, licenses, general, specific and other plans, subdivision maps, environmental impact report certifications, approvals, registrations, qualifications and other entitlements



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granted, issued or otherwise enacted by any of the Authorities pertaining or relating to the Property and all statutory and other rights, credits and entitlements benefiting the Property.

               "Extras" means, collectively, all options and extras sold to homebuyers by Buyer. "Extras" does not include options or extras sold to homebuyers by the third party operated design center for the Project or by any other third party.

               "Escrow Holder" means Fidelity National Title Company or, in the event such corporation ceases to exist or fails or refuses to act as escrow holder for the transactions contemplated by this Agreement, any other escrow holder selected by Seller which is not affiliated with either party.

               "Final Map" means a final subdivision map covering a Phase and recorded in the Official Records of the County.

               "GAAP" means those generally accepted accounting principles and practices which are recognized as such by the American Institute of Certified Public Accountants acting through its Accounting Principles Board or by the Financial Accounting Standards Board or through other appropriate boards or committees thereof and which are consistently applied for all periods after the date hereof so as to properly reflect the financial conditions, and the results of operations and cash flows, except that any accounting principle or practice required to be changed by the Accounting Principles Board or Financial Accounting Standards Board (or other appropriate board or committee of such boards) in order to continue as a generally accepted accounting principle or practice may so be changed. In the event of a change in GAAP, this Agreement, to the extent GAAP applies, shall continue to be construed in accordance with GAAP as in existence on the date hereof; provided, however, Buyer and Seller will thereafter negotiate in good faith to revise any affected covenants to make such covenants consistent with GAAP as then in effect, and, after any such revision, this Agreement will be construed in accordance with GAAP as then in effect.

               "General Provisions" of Escrow Holder shall mean any general or standard escrow instructions supplemental to this Agreement which are prepared by Escrow Holder and approved by both Seller and Buyer. In the event of any conflict between the terms of any such General Provisions and the terms hereof, the terms hereof shall control.

               "Grant Deed" shall mean a grant deed in the form of Exhibit C hereto.

               "Gross Proceeds" means, with respect to any Residential Lot, the sum of all amounts directly or indirectly paid or payable to Buyer by or on behalf of the first owner of such Residential Lot sold by Buyer, as consideration for the sale, including without limitation all amounts payable for Extras. Gross Proceeds does not include Design Center Fees.

               "Hazardous Material" means (a) any "hazardous substance" as deemed in Section 101(14) of the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended from time to time [42 U.S.C. Sections 9601 et seq.]; (b) petroleum and petroleum products (including, without limitation, crude oil, natural gas, natural gas liquids, liquefied natural gas and synthetic gas); (c) polychlorinated biphenyls (PCBs); (d) asbestos; (e) urea formaldehyde; (f) radon gas; and (g) any additional substances, materials or waste

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which are classified or considered to be hazardous or toxic under the Laws of
California or any other applicable Laws.

               "Hazardous Material Law" means all Laws, orders, licenses and permits relating to Hazardous Material.

               "Improvements" means the improvements to the Property, or portions thereof, completed by Buyer as contemplated in subsection 8.2 below.

               "Laws" means all federal, state and local laws, rules, regulations, ordinances and codes. The term "Laws" includes Hazardous Material Laws.

               "Net Profits" means, with respect to any Unit, net profits computed under GAAP with respect to Adjusted Gross Proceeds from the sale of all Residential Lots within such Unit, with the following adjustments:

                      (i) Costs deducted from Adjusted Gross Proceeds in determining Net Profits for a Unit shall include a warranty reserve expense equal to the following:

                          (A) If the Adjusted Gross Proceeds for a Residential
Lot exceed Two Hundred Fifty Thousand Dollars ($250,000), then the warranty reserve expense will be equal to three-quarters of one percent (0.75%) of Adjusted Gross Proceeds from such Residential Lot; and

                          (B) If the Adjusted Gross Proceeds for a Residential
Lot do not exceed Two Hundred Fifty Thousand Dollars ($250,000), then the warranty reserve expense will be equal to one percent (1.00%) of Adjusted Gross Proceeds from such Residential Lot.

The warranty reserve expense under this part (i) shall be in lieu of any other cost deduction from Adjusted Gross Proceeds for warranty costs for such Unit.

                      (ii) Costs deducted from Adjusted Gross Proceeds in determining Net Profits for a Unit shall include a general and administrative expense deduction equal to three percent (3%) of Adjusted Gross Proceeds from such Unit, which shall be in lieu of any other cost deduction from Adjusted Gross Proceeds for general or administrative expenses for such Unit;

                      (iii) The actual costs of all Extras in such Unit (but excluding the costs for any sales concessions and other sales incentives which have already been deducted in calculating the Adjusted Gross Proceeds) shall be deducted from Adjusted Gross Proceeds for such Unit in determining Net Profits for such Unit;

                      (iv) Costs deducted from Adjusted Gross Proceeds in determining Net Profits for a Unit shall include a financing (interest) expense equal to the Prime Rate plus 1% on all costs (other than the costs referenced in this subparagraph (iv)) deducted from Adjusted Gross Proceeds in determining Net Profits for such Unit, which shall be in lieu of any other cost deduction for financing costs for such Unit;


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                      (v) Costs consisting of direct selling expenses paid to
outside brokers representing Buyer, as a homeseller, shall be limited to one and one-half percent of the Adjusted Gross Proceeds for such Unit. The parties acknowledge that such direct selling expenses do not include, and the foregoing limitation does not apply to, brokerage commissions payable to outside brokers representing homebuyers, if any;

                      (vi) Closing costs for the Unit shall not exceed the amount of closing costs that are customarily paid by sellers of similar new residential units in San Joaquin County;

                      (vii) To the extent that any amounts are paid to affiliates of Buyer for services or materials rendered in connection with such Unit, such costs shall not exceed the lesser of (A) the amounts actually incurred by Buyer, or (B) the costs for such services and/or materials that is customarily charged in an "arms-length" transaction in San Joaquin County; and

                      (viii) Net Profits for a Unit shall include all Design Center Fees paid to Buyer for such Unit.

               "Options" means the options to purchase Phases granted to Buyer in subsection 3.1 [entitled "Grant of Options"].

               "Options Price" shall have the meaning set forth in subsection
3.2 [entitled "Payment of Options Price"].

               "Permitted Exceptions" means real property taxes and assessments, a lien not yet delinquent, and all items and exceptions approved by Buyer under subsection 3.3(b)(vi).

               "Person" means any entity, whether an individual, trustee, corporation, partnership, limited liability company, joint stock company, trust, unincorporated organization, bank, business association or firm or otherwise.

               "Phase" means each group of Residential Lots designated as a Phase pursuant to subsection 4.1(b).

               "Prime Rate" means a floating rate per annum (calculated on the basis of a 360 day year, actual days elapsed) equal to the "Prime Rate" quoted by The Wall Street Journal from time to time, or at Seller's election, the "Prime Rate" announced from time to tame by any money center bank selected by Seller from time to time.

               "Project" means the 579 unit for sale residential project contemplated by Buyer on the Property.

               "Property" means the following described lands, improvements, personalty and assets (collectively referred to as the "Property"):

                      (i) "Land." The land located in Lathrop, California, and described more fully on Exhibit A attached;


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                      (ii) "Existing Improvements." All structures and
improvements now situated on the Land;

                      (iii) "Personalty." All equipment, tools, supplies, materials and personal property (whether or not stored on the Land), used in connection with the Land or the Existing Improvements, and now owned or acquired before closing by Seller; and

                      (iv) "Intangible Assets." All intangible assets used in connection with the Land, the Existing Improvements, the Personalty or the business conducted on the Land, and now owned or acquired before closing by Seller, including, without limitation:

                          (A) All project contracts, development agreements,
development rights, utility agreements, warranties, guarantees, and bonds (including construction, performance and payment bonds) and all deposits held by any party with respect to any portion of the Property;

                          (B) All site plans, surveys, governmental
entitlements, soil and substrata studies, environmental studies and reports, toxic waste data, architectural renderings, plans and specifications, engineering plans and studies, floor plans, landscape plans and other plans, diagrams or studies of any kind;

                          (C) All market studies and like material of any kind;

                          (D) All rights which Seller may have in any reciprocal
easement agreements, mutual egress and ingress agreements, mutual covenants, conditions and restrictions, and any like rights or agreements in respect of the Property; and

                          (E) All other rights, privileges, entitlements and
appurtenances owned by Seller which in any way relate to the ownership, management or operation of the Property.

               "Purchase Escrow" means an escrow established pursuant to the terms of subsection 4.7(a) [entitled "Opening of Purchase Escrows and Escrow Instructions"].

               "Residential Lot" means each of the numbered and lettered lots designated for residential use, as shown on any recorded Final Map covering all or any part of the Property, together with all residential structures and related improvements.

               "Title Company" means Chicago Title Company or, in the event such corporation ceases to exist or fails or refuses to timely issue Buyer's Title Policy on terms and at a price acceptable to both Seller and Buyer, any other title company selected by Seller and Buyer which is not affiliated with either party.

               "Unit" shall mean each of the seven tentative map units described on Exhibit D hereto.


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        2.     Recitals.

               2.1. Ownership of Property. Seller is the owner of the Property.

               2.2. Acquisition of Options. Buyer desires to acquire the Options to purchase the Property, in Phases, from Seller for the purpose of building and marketing residential dwellings on Residential Lots within the Phases.

        3.     Options.

               3.1. Grant of Options/Term. In consideration of the payment to Seller of the Options Price as set forth in subsection 3.2 [entitled "Payment of Options Price"], and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged by Seller, Seller grants to Buyer the exclusive, irrevocable and separate right and option to purchase the Property, in Phases, at the price and upon and subject to the terms set forth in this Agreement. Subject to the earlier termination or expiration of this Agreement or the Options as set forth elsewhere in this Agreement, the term of the Options shall commence on the date the Memorandum of Options is recorded in the Official Records of the County and shall finally expire on the last date for the exercise of any Option set forth on Exhibit E hereto.

               3.2. Payment of Options Price. Concurrently with the execution of this Agreement, Buyer shall deposit in cash into Escrow One Million Dollars ($1,000,000). The deposit shall be invested by Escrow as directed by Buyer (the deposit, and all interest earned thereon, are collectively referred to herein as the "Options Price"). The Options Price shall be released to Seller at the time provided in subsection 3.3(c) below. Buyer shall receive a credit for the Options Price against the Base Purchase Price of certain Phases of the Property as specified on Exhibit G hereto. Following the end of the feasibility review specified in subsection 3.3 below, except in the event of Seller's breach hereunder and except as provided in subsection 4.7 hereof regarding failure of conditions to close, no part of the Options Price shall be refundable to Buyer for any reason. Without limiting the foregoing, if Buyer does not exercise its Option to acquire a Phase of the Property with respect to which Buyer would have received a credit for all or a portion of the Options Price pursuant to Exhibit G hereof, no part of such unused credit amount shall be refundable to Buyer.

               3.3. Information and Approval of Buyer.

                      (a) Within three (3) days after the date of this Agreement, Seller shall deliver to Buyer copies of: (i) any documents in Seller's possession which relate to or concern the physical condition or the development of the Land, and (ii) any documents in Seller's possession which relate to or concern the Intangible Assets (collectively, the "Seller Work Product"). Buyer hereby acknowledges its receipt of a preliminary title report for the Property issued by the Title Company.

                      (b) Buyer's obligations under this Agreement are subject to the approval or confirmation by Buyer of each of the following items by no later than October 31, 2000:


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                          (i) Buyer shall in writing approve or disapprove the
availability, on conditions acceptable to Buyer, of all financing necessary for Buyer's purchase and intended development of the Property;

                          (ii) Buyer shall in writing approve or disapprove:

                               (A) zoning, subdivision maps, and all other
development entitlements, restrictions, and conditions;

                               (B) engineering, soils, geological, biological,
and hazardous substances investigations and reports, to be procured by Buyer at its sole cost and expense;

                               (C) the availability of public utilities; and

                               (D) the amount and availability of sufficient
credits and other fee credits to service the single family residential units proposed for development on the Property;

                          (iii) Buyer shall in writing approve or disapprove the
terms and conditions of the Seller Work Product, including, without limitation, all contracts, leases, plans, studies, and reports, which are applicable to the Property;

                          (iv) Buyer shall in writing approve or disapprove the
necessity for and availability of any governmental or third party approvals required for Buyer's intended development of the Property;

                          (v) Buyer shall in writing approve or disapprove the
terms and conditions of all Mello-Roos, Improvement District, and other bonded assessments which encumber the Property; and

                          (vi) Buyer shall in writing approve or disapprove the
preliminary title report issued by Title Company, and at Buyer's option and expense, an ALTA survey ("Survey"), for the Land. If Title Company issues any supplements to the preliminary title report, then Buyer shall approve or disapprove such supplements within ten (10) days after receipt.

                      (c) Buyer's failure to either disapprove or approve in writing any of the items described at subparagraphs (b)(i)-(v) within the time period allotted to such item shall be deemed to constitute Buyer's disapproval of same. All of the above approvals may be granted or withheld in the sole discretion of Buyer. If Buyer disapproves any of the items described at subparagraphs (b)(i)-(v), then such disapproval or failure shall, without any further notice, constitute a termination of this Agreement by Buyer. If Buyer disapproves any exception to title disclosed by the preliminary title report or the Survey, as described at subparagraph (b)(vi), then, within five (5) days following the date of Buyer's disapproval, Buyer and Seller shall confer and attempt to formulate a method or manner in which any disapproved title exceptions may be removed or cured. If, for any reason, in the sole discretion of Buyer, Buyer rejects any such proposed cure, then, at the end of such five
(5) day period, Buyer's disapproval shall constitute a termination of this Agreement by Buyer.

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If Buyer so terminates this Agreement, then, on such date, this Agreement and all of the obligations, duties, rights, and entitlements of Buyer and Seller under this Agreement shall terminate, and the Options Price shall be disbursed to Buyer (less Buyer's share of any escrow cancellation costs). If Buyer does not so terminate this Agreement, then, on such date, Buyer's right of termination under this subsection shall expire, and Buyer shall be deemed to have approved all of the above items, and the Options Payment shall be released to Seller.

                      (d) From the date of this Agreement and until the date Escrow closes on the last Phase of the Property or the date of termination of this Agreement, Seller shall send Buyer a copy of any correspondence concerning the Property which Seller receives from any governmental agency or which Seller sends to any governmental agency.

                      (e) In addition to the above conditions, this Agreement shall terminate, on written notice from Buyer to Seller, if prior to the expiration of the feasibility review period described in subsection 3.3(b) above, (i) a majority of the disinterested members of the Board of Directors of William Lyon Homes, Inc., a Delaware corporation, and of Buyer, fail to approve this Agreement; or (ii) Buyer is unable to procure a written determination of value or appraisal by a real estate appraisal firm, which is of regional standing in the region in which the Property is located and is MAI certified, of the Property at least equal to the Purchase Price for all Phases. In the event Buyer terminates this Agreement pursuant to this subsection (e), the Options Payment shall be returned to Buyer (less Buyer's share of any escrow cancellation costs) and all of the obligations, duties, rights, and entitlements of Buyer and Seller under this Agreement shall terminate.

               3.4. Exercise of Options and Conditions.

                      (a) Exercise of Options. Once Buyer's feasibility review under subsection 3.3 above is complete, and provided that this Agreement has not terminated as provided therein, Buyer may exercise an Option to purchase a Phase by delivering written notice of such exercise (the "Notice of Exercise") to Seller and Escrow Holder on or before the date for the exercise of the Option for such Phase specified on Exhibit E hereto. Buyer's Notice of Exercise for each Phase shall set forth the date on which Buyer shall close Escrow on such Phase, which shall in any event (i) be on a day other than a Saturday, Sunday or legal holiday, and (ii) be no later than five (5) days after the date of the Notice of Exercise.

                      (b) Conditions to Exercise of Options. The right of Buyer to exercise an Option for a Phase is subject to the satisfaction on the date of exercise ("Date of Exercise") (unless otherwise provided) of the following conditions:

                          (i) Buyer shall not be in Default under the terms of
this Agreement; and

                          (ii) Buyer's representations and warranties set forth
in this Agreement shall be true and correct in all material respects as of the Date of Exercise.

                          The foregoing conditions are solely for the benefit of
Seller and may be waived only by Seller. Seller shall at all times have the right to waive any condition, which waiver or waivers must be in writing to be effective.

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               3.5. Memorandum of Options. Upon execution of this Agreement, (a)
the parties shall promptly execute and cause to be recorded in the Official Records of the County, a Memorandum of Options to Purchase ("Memorandum of Options") in the form of and upon the terms set forth in Exhibit B, (b) the parties shall deliver a fully executed copy of this Agreement to Escrow Holder and (c) Buyer shall execute, acknowledge and deposit with Escrow Holder a quitclaim deed for the Property in recordable form and otherwise in form and substance satisfactory to Seller. Escrow Holder is authorized and directed to open a special holding escrow for the deposit of the quitclaim deed. The costs of the holding escrow shall be borne one-half by Seller and one-half by Buyer. Escrow Holder is authorized and directed to deliver to Seller the quitclaim deed for the Property (other than any Phase whose Purchase Escrow is already open or has previously closed) in the event this Agreement is terminated by Buyer or Seller pursuant to a right of termination under this Agreement.

        4.     Terms of Purchase and Escrow.

               4.1. Purchase and Sale of Phases.

                      (a) Purchase and Sale. Upon the exercise of an Option for a Phase by Buyer in accordance with this Agreement, Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, the Phase upon the terms and subject to the conditions set forth in this Agreement.

                      (b) Determination of Phases. Exhibit E to this Agreement identifies the number of Residential Lots, broken down by Unit and calendar month, which will comprise each Phase. All Residential Lots specified in Exhibit E to be taken down in the same calendar month, even if in different Units, shall be part of the same Phase. For any Phases for which Seller and Buyer have already approved the specific Residential Lots to be included in such Phases, Exhibit E specifies those Phases and the Residential Lots included therein. For any Phases for which Seller and Buyer have not already approved the specific Residential Lots to be included in such Phases, Seller shall have a reasonable right of approval over Buyer's proposed Phases. No less than forty-five (45) days prior to the outside delivery date of the Notice of Exercise for any Option for a Phase for which Seller and Buyer have not already approved the specific Residential Lots to be included therein, Buyer shall deliver to Seller for its review and approval a proposed Phasing schedule for the remainder of the Unit in which such Phase is located. In all events (i) successive Phases must be contiguous so that there are no intervening Residential Lots between any two Phases which have Notice of Exercise dates which are closest in time, and (ii) all Residential Lots within a Phase must be contiguous or separated by only a street or streets. Seller's approval of Buyer's proposed Phasing Schedule shall not be unreasonably withheld or delayed.

               4.2. Purchase Price. The purchase price for each Phase shall consist of the Base Purchase Price for the Phase plus the Additional Purchase Price for the Unit of which such Phase is a part.

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               4.3. Base Purchase Price.

                      (a) Base Purchase Price. The Base Purchase Price for each Phase shall equal the sum of (i) the Base Purchase Price for all Residential Lots in that Phase as shown on Exhibit E hereto (such amount herein referred to as the "Base Amount"), plus (ii) the "Increase Amount" for such Phase. The Increase Amount for any particular Phase shall equal the product of (i) the Base Amount for such Phase, multiplied by (ii) a percentage equal to the Prime Rate plus 1%, compounded annually, from the date of this Agreement to the date of the Closing of such Phase.

                      (b) Payment of Base Purchase Price. The Base Purchase Price for each Phase shall be paid by Buyer on or before the closing date for the Purchase Escrow, or sooner if so required under the General Provisions of the Escrow Agent, in immediately available funds. For Phases of the Property for which some or all of the Options Price is to be credited against the Base Purchase Price of such Phase as provided on Exhibit G hereto, such credit shall be made on the Close of Escrow for such Phase.

               4.4. Additional Purchase Price and Payment.

                      (a) General. Within ninety (90) days following the close of the last Residential Lot to a member of the homebuying public within the last Phase purchased by Buyer within any Unit, Buyer shall pay an additional purchase price ("Additional Purchase Price") to Seller in an amount equal to one-half (1/2) of the amount by which Buyer's Net Profits from such Unit exceed Buyer's Minimum Profit with respect to such Unit. Such payment shall be accompanied by a report prepared by Buyer in such detail as Seller may reasonably request, specifying the Gross Proceeds, Adjusted Gross Proceeds, Net Profits and Buyer's Minimum Profit with respect to such Unit.

                      (b) No Partnership or Joint Venture Created. Neither the execution and delivery of this Agreement by Seller and Buyer, the obligations imposed upon Buyer under this Agreement to pay to Seller the amounts described in this Agreement, nor the payment by Buyer to Seller of the amounts described in this Agreement, shall (a) create a partnership, joint venture or other business arrangement between Seller and Buyer, (b) create any lender/borrower or debtor/creditor relationship between Seller and Buyer or (c) impose any fiduciary or other duties or obligations upon Seller or Buyer.

               4.5. Condition of Title and Grant Deed. At the close of each Purchase Escrow, Seller shall convey fee simple title to the Phase which is the subject of the Purchase Escrow to Buyer by a Grant Deed, subject to (a) real property taxes and assessments not delinquent as of the date of this Agreement,
(b) the Permitted Exceptions and any other matters of title approved in writing by Buyer, (c) matters affecting the condition of title to the Phase suffered or created by or with the written consent of Buyer, and (d) subdivision agreements, subdivision improvement agreements, grants, easements, rights of way and other interests in, or restrictions on, the Phase, created by Seller, and approved by Buyer, pursuant to, or in connection with the satisfaction of, the terms and conditions of the Final Map or other Entitlements affecting the Phase.

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               4.6. Title Insurance. Seller shall use reasonable efforts to cause the Title Company to issue or commit to issue to Buyer at the close of each Purchase Escrow a policy of title insurance as described in subsection 4.7.

               4.7. Escrow and Conditions.

                      (a) Opening of Purchase Escrows and Escrow Instructions. Concurrently with the delivery to Escrow Holder by Buyer of a Notice of Exercise, Escrow Holder shall open an escrow for the purpose of consummating the purchase by Buyer of the Phase which is the subject of such Notice of Exercise and consummating any other transactions to be consummated through such Purchase Escrow pursuant to the terms of this Agreement. This Agreement shall constitute instructions to the Escrow Holder with respect to each Purchase Escrow and any such transactions. The Escrow Holder immediately shall notify Buyer and Seller of the date of opening of each Purchase Escrow. Buyer and Seller shall execute such additional General Provisions as reasonably may be required to consummate the transactions contemplated by this Agreement, as Buyer and Seller may approve, which approval shall not be unreasonably withheld. To the extent the General Provisions of Escrow Holder conflict with any provisions of this Agreement, the provisions of this Agreement shall control.

                      (b) Close of Purchase Escrows. For purposes of this Agreement, the close of a Purchase Escrow shall he deemed to be the date that the Grant Deed for the Phase which is the subject of the Purchase Escrow is recorded in the Official Records of the County. The Close of a Purchase Escrow shall take place on the date therefore (the "Closing Date") set forth in Buyer's Notice of Exercise.

                      (c) Buyer's Conditions to Close of Purchase Escrows. The close of each Purchase Escrow, and Buyer's obligations to close each Purchase Escrow, are subject to the satisfaction or waiver, not later than the Closing Date (unless otherwise provided), of the following conditions:

                          (i) Seller's Representations. Seller's representations
and warranties set forth in Section 6 [entitled "Seller's Representations and Warranties"] shall be true and correct in all material respects as of the close of the Purchase Escrow.

                          (ii) Seller's Deliveries and Default. Seller shall
have delivered to Buyer and Escrow Holder all funds and documents required to be delivered by Seller to Buyer and Escrow Holder, respectively, pursuant to the terms of this Agreement, Seller shall not be in Default under the terms of this Agreement and no event shall have occurred which would constitute a Default by Seller under the terms of this Agreement but for the requirement that notice be given or time elapse or both.

                          (iii) Buyer's Title Insurance. The Title Company has
committed to issue to Buyer its standard form ALTA (10-17-92) owner's extended coverage policy of title insurance ("Buyer's Title Policy"), with liability equal to the Purchase Price, with such endorsements as Buyer may reasonably request, showing title vested in Buyer SUBJECT ONLY TO:

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                               (A) The printed exceptions contained in Title
Company's standard policy of title insurance;

                               (B) General and special taxes and assessments not
then delinquent, and supplemental taxes, if any, assessed pursuant to Chapter 3.5, commencing with Section 75 of the California Revenue and Taxation Code, which are a lien not yet due or payable (all delinquent taxes and assessments shall be paid by Seller on or before the Closing);

                               (C) If Buyer does not elect to obtain the Survey,
the Title Company's standard "survey" exceptions; and

                               (D) All other items specified in Section 4.5
above.

                          (iv) Final Map. The Final Map for the Phase shall have
been duly recorded in the Official Records of the County.

                               The foregoing conditions are solely for the
benefit of Buyer and may be waived only by Buyer. Buyer shall at all times have the right to waive any condition, which waiver or waivers must be in writing to be effective. Neither the waiver by Buyer of any condition nor the satisfaction of any condition shall relieve Seller of any liability or obligation as respects any representation, warranty or covenant of Seller under this Agreement unless Buyer shall so agree in writing. Any acknowledgments given by Buyer of the satisfaction or failure of any conditions set forth in this subsection must be in writing to be effective.

                      (d) Seller's Conditions to Close of Purchase Escrows. The close of each Purchase Escrow, and Seller's obligations to close each Purchase Escrow, are subject to the satisfaction or waiver, not later than the Closing Date (unless otherwise provided), of the following conditions:

                          (i) Buyer's Representations. Buyer's representations
and warranties set forth in Section 5 [entitled "Buyer's Representations and Warranties"] shall be true and correct in all material respects as of the close of the Purchase Escrow.

                          (ii) Buyer's Deliveries and Default. Buyer shall have
delivered to Seller and Escrow Holder all funds and documents required to be delivered by Buyer to Seller and Escrow Holder, respectively, pursuant to the terms of this Agreement, Buyer shall not be in Default under the terms of this Agreement and no event shall have occurred which would constitute a Default by Buyer under the terms of this Agreement but for the requirement that notice be given or time elapse or both.

                          (iii) Final Map. The Final Map for the Phase shall
have been duly recorded in the Official Records of the County.

                                The foregoing conditions are solely for the
benefit of Seller and may be waived only by Seller. Seller shall at all times have the right to waive any condition, which waiver or waivers must be in writing to be effective. Neither the waiver by Seller of any condition nor the satisfaction of any condition shall relieve Buyer of any liability or obligation as respects any representation, warranty or covenant of Buyer under this Agreement unless Seller shall so agree in writing. Any acknowledgments given by Seller of the satisfaction or failure of any conditions set forth in this subsection must be in writing to be effective.

                      (e) Cooperation Regarding Conditions. Neither Seller nor Buyer shall act or fail to act for the purpose of causing any condition to fail. Each party shall cooperate with the other party, at the written request of the other party, in the other party's efforts with respect to the satisfaction of the conditions.

                      (f) Failure of Conditions to Close of Escrow.

                          (i) If any of Buyer's Conditions to Close of Purchase
Escrows or Seller's Conditions to Close of Purchase Escrows are not satisfied for a reason other than the Default of Buyer or Seller under this Agreement, and not waived, the Purchase Escrow shall terminate. Escrow Holder is instructed promptly to return to Seller and Buyer all funds and documents deposited by them, respectively, into the Purchase Escrow which are held by Escrow Holder on the date of termination (unless the party entitled to such funds is required to pay cancellation and other charges under the following subsection (g), in which case the Escrow Holder shall deduct the amount of the charges from the funds to which such party is entitled), and to record Buyer's quitclaim deed as to such Phase. Any portion of the Options Price applicable to any unclosed Phases shall also be returned to Buyer.

                          (ii) If Escrow fails to close because of a Default by
Seller, or because of a Default by Buyer, the terms of Section 11 [entitled "Default"] shall be applicable and shall control. Buyer acknowledges its obligation under Section 8.1 of this Agreement to use commercially reasonable efforts to obtain a Final Map for each Unit, and that if the condition to its obligation to close set forth in subsection 4.7(c)(iv) above fails to occur because of Buyer's Default in performing such obligation, then the terms of
Section 11 below shall be applicable and shall control.

                      (g) Cancellation Fees and Expenses. If the Purchase Escrow terminates because of the Default of Seller, the payment of the cancellation and other charges required to be paid by and to Escrow Holder and the Title Company shall be paid by Seller. If the Purchase Escrow terminates because of the Default of Buyer, the payment of the cancellation and other charges required to be paid by and to Escrow Holder and the Title Company shall be paid by Buyer. If Escrow terminates because any of the other conditions are not satisfied, for a reason other than the Default of Buyer or Seller, Buyer and Seller shall each be responsible for the payment of one-half of the cancellation and other charges required to be paid by and to the Escrow Holder and the Title Company.

               4.8. Closing Costs. If a Purchase Escrow closes, (a) one-half of the cost of a CLTA owner's policy of title insurance for the Phase which is the subject of the Purchase Escrow shall be paid by Seller; (b) any amounts in excess of one-half of the cost of a CLTA owner's policy of title insurance for the Phase which is the subject of the Purchase Escrow shall be paid by Buyer;
(c) the documentary transfer taxes shall be paid by Seller; (d) the escrow fee of Escrow Holder shall be paid one half by Buyer and one half by Seller; and

                      (e) all other costs shall be allocated between Buyer and Seller in accordance with customary practice in the County.

               4.9. Deliveries to Escrow Holder.

                      (a) Deliveries by Seller. Prior to the close of each Purchase Escrow (unless otherwise provided), Seller shall deposit the following documents and funds into the Purchase Escrow:

                          (i) Grant Deed. The Grant Deed for the Phase which is
the subject of the Purchase Escrow, duly executed by Seller, notarized and in recordable form;

                          (ii) Seller's Proof of Authority. Such proof of
Seller's authority to enter into this Agreement and to perform the transactions contemplated by this Agreement as reasonably may be required by the Title Company and/or Buyer;

                          (iii) FIRPTA. A certification as to the nonforeign
status of Seller, completed and executed by Seller; and,

                          (iv) Form 597-W. A Withholding Exemption Certificate
on California Franchise Tax Board Form 597-W, duly executed by Seller.

                      (b) Deliveries by Buyer. Prior to the close of each Purchase Escrow (unless otherwise provided), Buyer shall deposit the following documents and funds into the Purchase Escrow:

                          (i) Buyer's Proof of Authority. Such proof of Buyer's
authority to enter into this Agreement and to perform the transactions contemplated by this Agreement as reasonably may be required by the Title Company and/or Seller; and

                          (ii) Purchase Price and Other Funds. An amount equal
to Base Purchase Price for the Phase which is the subject of the Purchase Escrow in immediately available funds, together with any other funds necessary to pay Buyer's share of prorations, closing and escrow costs.

               4.10. Disbursements and Other Actions by Escrow Holder. Upon the close of each Purchase Escrow, Escrow Holder promptly shall undertake all of the following:

                      (a) Disburse all funds deposited with Escrow Holder by Buyer in payment of the Base Purchase Price of the Phase which is the subject of the Purchase Escrow as follows:

                          (i) Deduct all items chargeable to the account of
Seller, and pay the amount of such items to the Persons entitled to the items;
and

                          (ii) Disburse the remaining balance of the funds to
Seller, or in accordance with Seller's written instructions, promptly upon the close of the Purchase Escrow;

                      (b) Bill Buyer for or cause Buyer to pay all items chargeable to Buyer;

                      (c) Cause the Grant Deed (with documentary transfer tax information to be affixed after recording) to be recorded in the Official Records of the County;

                      (d) Prepare and deliver to each of Buyer and Seller two
(2) conformed copies of the Grant Deed for the Phase which is the subject of the Purchase Escrow;

                      (e) Cause the Title Company to issue Buyer's Title Policy for the Phase which is the subject of the Purchase Escrow to Buyer;

                      (f) Deliver to Buyer the proof of authority deposited into Escrow by Seller;

                      (g) Deliver to Buyer the FIRPTA Certification and California Withholding Exemption Certificate deposited into Escrow by Seller; and

                      (h) Deliver to Seller the proof of authority deposited into Escrow by Buyer.

        5. Buyer's Representations and Warranties. Buyer represents and warrants to Seller as follows:

                      (a) Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Buyer has the right, power, legal capacity and authority to enter into and perform its obligations under this Agreement. Those individuals executing this Agreement on behalf of Buyer have the right, power, legal capacity and authority to enter into this Agreement on behalf of Buyer and to execute all other documents and perform all other acts as may be necessary to perform all of Buyer's obligations under this Agreement;

                      (b) No approval or consent not previously obtained by any Buyer is necessary in connection with the execution of this Agreement by Buyer or the performance of Buyer's obligations under this Agreement;

                      (c) Neither this Agreement nor anything provided to be done under this Agreement violates or shall violate any contract, document, understanding, agreement or instrument to which Buyer is a party or by which it may be bound;

                      (d) The Agreement constitutes the legally valid and binding obligation of Buyer and is enforceable against Buyer in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws, or by equitable principals relating to or limiting the rights of creditors generally;

                      (e) The consummation of the transactions contemplated by this Agreement do not violate any Law with which Buyer must comply;

                      (f) No broker, salesman or finder has been engaged by Buyer in connection with the transactions contemplated by this Agreement; and

                      (g) Subject to subsection 3.3 above, Buyer has the financial ability and currently available financial resources to perform its obligations under this Agreement.

                          Each of the foregoing representations and warranties
shall be, and Buyer shall cause them to be, true in all material respects on and as of the date of exercise of each Option and the date of close of each Purchase Escrow as though made at those times.

                          Buyer shall indemnify, defend, and hold Seller
harmless from all damages, costs, losses, and expenses (including, but not limited to, actual attorney's fees) arising from or attributable to any breach by Buyer of any of its warranties or representations in this Agreement and such obligations of Buyer shall survive the Closing of each Phase.

        6. Seller's Representations and Warranties. Seller represents and warrants to Buyer as follows:

                      (a) Seller has the right, power, legal capacity and authority to enter into and perform its obligations under this Agreement. Those individuals executing this Agreement on behalf of Seller have the right, power, legal capacity and authority to enter into this Agreement on behalf of Seller and to execute all other documents and perform all other acts as may be necessary to perform all of Seller's obligations under this Agreement;

                      (b) No approval or consent from any Person holding any interest in Seller and not previously obtained is necessary in connection with the execution of this Agreement by Seller or the performance of Seller's obligations under this Agreement;

                      (c) Neither this Agreement nor anything provided to be done under this Agreement violates or shall violate any contract, document, understanding, agreement or instrument to which Seller is a party or by which it may be bound;

                      (d) The Agreement constitutes the legally valid and binding obligation of Seller and is enforceable against Seller in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws, or by equitable principals relating to or limiting the rights of creditors generally;

                      (e) The consummation of the transactions contemplated by this Agreement do not violate any Law with which Seller must comply;

                      (f) No broker, salesman or finder has been engaged by Seller in connection with the transactions contemplated by this Agreement;

                      (g) Except as otherwise disclosed to Buyer, to Seller's best knowledge, Seller is not involved in or aware of any pending or threatened litigation which may adversely affect the Property;

                      (h) To Seller's best knowledge, there are no actions or proceedings pending or threatened against Seller before any administrative agency which may adversely affect the Property;

                      (i) To Seller's best knowledge, there are no commitments to or agreements with any governmental authority or agency (federal, state, or local) affecting the Property which have not been disclosed by Seller to Buyer in writing;

                      (j) There are no contracts or other obligations outstanding for the sale, exchange, or transfer of the Property, or any portion thereof, or the business operated thereon;

                      (k) Except as otherwise disclosed to Buyer, to Seller's best knowledge (i) there are no Hazardous Materials present at, on, in, under or about the Property (including, without limitation, the air, land, soil, surface water, and ground water); (ii) there has not been any generation, transportation, storage, treatment, or disposal of any Hazardous Materials at, on, in, under or about the Property, or within one-half mile thereof, or any migration of Hazardous Materials to or from the Property, now or in the past;
(iii) there is no pending or threatened litigation in which any person or entity alleges, or threatens to allege, the presence, release, threat of release, placement at, on, in, under or about, or migration from or to, the Property, or the generation, transportation, storage, treatment, or disposal on the Property, of any Hazardous Materials; (iv) Seller has not received any notice of any governmental authority or any employee or agent thereof has determined or alleged, or is investigating the possibility, that there is the presence, release, threat of release, placement at, on, in, under or about, the Property, or the generation, transportation, storage, treatment, or disposal on the Property, of any hazardous substance; and (v) there are no communications or agreements with any governmental authority or agency (federal, state, or local) or any private person or entity (including, without limitation, any prior owner of the Property or any present or former occupant of the Property) relating in any way to the presence, release, threat of release, placement at, on, in, under or about, or migration from or to, the Property, or the generation, transportation, storage, treatment, or disposal at, on, in, under or about, the Property, of any Hazardous Materials;

                      (l) Seller is a limited partnership, duly organized, validly existing and in good standing under the laws of the State of California. Lyon Realty, Inc., a California corporation, is the only general partner in Seller, and William Lyon and The William Harwell Lyon 1976 Trust are the only limited partners in Seller; and

                      (m) Seller shall not cause any change in the physical condition of the Property from that which existed on the date of this Agreement.

                          Each of the foregoing representations and warranties
shall be true in all material respects on and as of the date of exercise of each Option and the date of the close of each Purchase Escrow as though made at those times.

                          Seller shall indemnify, defend, and hold Buyer
harmless from all damages, costs, losses, and expenses (including, but not limited to, actual attorney's fees) arising from or attributable to any breach by Seller of any of its warranties or representations in this Agreement and such obligations of Seller shall survive the Closing of each Phase.

                          Reference to the "best knowledge" or "knowledge" or
words to that effect in connection with a representation or warranty of Seller shall mean the current actual knowledge of General William Lyon and William H. Lyon without any duty of inquiry or investigation.

        7. Limitations. Except as set forth in Section 6 [entitled "Seller's Representations and Warranties"], Buyer acknowledges and agrees that upon the exercise of an Option for a Phase, it will purchase the Phase "as-is" in its condition existing as of the date of close of the Purchase Escrow for the Phase (including, without limitation, subject to all latent and patent defects and the presence of any and all Hazardous Materials) and based on its own inspection, investigation and evaluation. Buyer also acknowledges and agrees that (a) except as set forth in Section 6 above, neither Seller nor any agent or other representative of Seller has made any representation or warranty, express, implied or statutory, concerning the Property or which induced Buyer to execute this Agreement, and no such agent or representative is authorized to make any such representation or warranty; (b) the exercise of an Option for a Phase shall constitute Buyer's further acknowledgment and agreement that neither Seller nor any agent or other representative of Seller has made any representation or warranty, express, implied or statutory, concerning the Phase or which induced Buyer to exercise the Option for the Phase, except as set forth in Section 6 [entitled "Seller's Representations and Warranties"], and no such agent or representative is authorized to make any such representation or warranty; and
(c) except as set forth in Section 6 above, all such representations and warranties are expressly disclaimed by Seller.

        8.     Additional Rights and Obligations.

               8.1. Final Map; Bonds. Buyer shall at its cost take all commercially reasonable actions necessary to record a Final Map for each Unit before the last date for the delivery by Buyer to Seller of a Notice of Exercise for the first Phase in such Unit. Seller shall execute, acknowledge and deliver to the applicable Authorities for recordation such subdivision agreements, subdivision improvement agreements and similar agreements as such Authorities may require to evidence the obligation of the owner of the Property to satisfy any conditions to the recordation of the Final Map which are not satisfied prior to the recordation of the Final Map. Effective upon the Close of a Purchase Escrow, Buyer shall assume and perform the obligations of the property owner under such subdivision agreements, subdivision improvement agreements and similar agreements as to the Phase purchased, and shall indemnify, defend and hold Seller harmless therefrom. Buyer shall post all bonds required in connection with the recordation of any Final Maps for portions of the Property after the date hereof, and shall pay all premiums therefore at its sole cost. Within sixty (60) days after the execution of this Agreement, Buyer also agrees to substitute its own bonds for any bonds now posted by Seller in connection with existing Final Maps on the Property. In the event of any termination of Buyer's Option as to any portion of the Property, Seller shall within sixty (60) days after such termination obtain a release of any bonds Buyer has posted with respect to such portion of the Property so long as such bonds do not also pertain to other real property owned by Buyer. Buyer shall not modify the size or number of the residential lots shown on the currently approved tentative maps for the Property without the prior written consent of Seller, which shall not be unreasonably withheld or delayed.

               8.2. License to Enter and Construct Improvements. To facilitate Buyer's development of the Property, Seller hereby grants Buyer a nonexclusive license to enter upon the Property for the purpose of grading and constructing such improvements thereto and completing such work thereon (such improvements and work hereinafter referred to collectively as the "Improvements") as Buyer elects to construct in connection with its planned development of the Property. The terms of such license are further specified on Exhibit F hereto. Such license shall terminate (i) with respect to any Phase of the Property, upon the Close of Escrow for such Phase, or (ii) upon the termination of this Agreement. Seller agrees to execute such documents and agreements and take such other and further action, at no out-of-pocket cost to Seller, as are reasonably requested by Buyer in connection with the Improvements.

               8.3. Use and Compliance with Laws.

                      (a) Use. Each Phase purchased by Buyer shall be used only for the development, construction and occupancy of detached single-family residential dwellings, and for incidental accessory purposes. Buyer shall not construct, place, maintain or permit to remain on any Residential Lot more than one detached single-family residential dwelling, except such temporary structures as may be necessary and permitted by Law during the course of construction of the dwelling.

                      (b) Compliance with Laws. Buyer shall comply with all Laws in connection with its use of the Property.

               8.4. Maintenance; Completion of Residences.

                      (a) Maintenance of Property. Buyer shall maintain the Property in a neat, attractive, sanitary and orderly condition and in compliance with all applicable Laws. All weeds, rubbish, trash, garbage, debris and other unsightly waste and materials shall be regularly removed from the Property and shall not be permitted to accumulate upon the Property.

                      (b) Completion of Residences. Once Buyer has commenced the construction of a residential structure on the Property, Buyer shall, subject to force majeure, diligently pursue such construction to completion.

               8.5. Periodic Reports. Buyer shall deliver the following reports to Seller at the times set forth below:

                          (i) If requested by Seller, within five (5) business
days after the close of escrow for each sale by Buyer of a Residential Lot in a Phase purchased by Buyer, a copy of the seller's escrow settlement statement and the sales contract for the sale; and

                          (ii) within twenty-five (25) days after the end of
each calendar quarter, a report of Adjusted Gross Proceeds and Net Profits generated by Buyer during such quarter in such detail as Seller reasonably may request with respect to Phases purchased by Buyer.

               8.6. Books and Records. Buyer shall: (i) maintain full and complete books of account and other records reflecting, on a Unit by Unit basis, the Adjusted Gross Proceeds and Net Profits for all Units purchased by it in accordance with GAAP; and (ii) permit Seller and its agents, from time to time during normal business hours and at any other reasonable tunes, to inspect and copy all such books and records.

                    Seller shall have the right, at any time and from time to time, to cause an audit of Buyer's books and records with respect to the Phases purchased by it (including the examination of such federal income tax returns of Buyer or any affiliate of Buyer as Seller may deem necessary) to be made by a certified public account or firm of certified public accountants of nationally recognized standing selected by Seller to verify the accuracy of the statement of Net Profits required by this Agreement. The cost of any such audit shall be borne by Seller unless the audit reveals a deficiency of more than two percent (2%) in the Additional Purchase Price which should have been paid by Buyer, in which event, Buyer shall pay to Seller, on demand, the costs of such audit plus the amount of the deficiency, together with two percent (2%) of the amount underpaid as a late charge.

               8.7. Real Estate Taxes and Bond Premiums. During the term of this Agreement, Buyer shall, before delinquency, pay all real property taxes and assessments imposed on the Property and attributable to such term. Further, during the term of this Agreement, Buyer shall pay before delinquency all premiums on improvement bonds or other like indemnities provided by Seller to any Authority in connection with the Project. Seller shall give written notice to Buyer of the amount and due dates of such items not less than thirty (30) calendar days prior to any due date. If any item covers a period of time either before the commencement of this Agreement or following its expiration or termination, then, such item shall be prorated. In the event that Seller pays any such item, then, Buyer shall reimburse Seller within thirty (30) days following receipt of a written request for reimbursement together with such substantiation as Buyer may reasonably request.

               8.8. Approval of Plans. Before Buyer commences the construction of any residences on the Property, Buyer shall submit the plans and specifications for such residences to Seller for approval. Seller shall either approve or disapprove such plans and specifications within ten (10) days of receipt thereof. Seller's approval shall not be unreasonably withheld. If Seller has not approved or disapproved such plans and specifications within such ten
(10) day period, Seller shall be deemed to have waived its right to approve or disapprove such plans and specifications. The approval by Seller of any plans and specifications shall not be deemed approval for architectural or engineering design nor a representation or warranty as to the adequacy or sufficiency of such plans and specifications or the construction contemplated thereby. By approving any such plans and specifications, Seller assumes no liability or responsibility therefor or for any defect in any structure constructed in accordance with the items approved by Seller.

               8.9. No Homeowners' Association. Buyer hereby acknowledges that it has no plans to form a homeowners' association for the Project. Seller's prior written consent shall be required before Buyer forms a homeowners' association for the Project. As a condition to granting any such consent, Seller shall have the right to approve the form and substance of the governing documents for such association, including any covenants, conditions and restrictions and the respective rights granted or reserved to Buyer and Seller thereunder.

        9.     Entry on Seller's Property.

                      (a) Purpose. In addition to the license referenced in
Section 8.2 above, during the term of this Agreement and subject to the terms of this Section, Buyer and its guests, invitees, employees, agents and contractors shall have the non-exclusive right to enter upon the Property solely for the following purposes:

                          (i) making such feasibility and other studies,
inspections, appraisals, audits, tests, evaluations, investigations, surveys and reports as Buyer may elect to make or obtain in connection with its exercise of the Options and the purchase of the Phases; and

                          (ii) the performance by Buyer of its obligations under
this Agreement.

                      (b) Repair of Damages. Buyer promptly shall repair any damage resulting from its entry on or use of the Property.

                      (c) Liens and Claims. Buyer shall not suffer or permit to be enforced against the Property any mechanics', laborers', materialmen's, contractors', subcontractors' or other liens or claims arising out of any entry on or use of the Property, or the construction of the Improvements, by Buyer or its guests, invitees, employees, agents or contractors. (d) Insurance. Buyer shall also, at all times during the term of this Agreement, maintain all insurance described in Paragraph 6 of Exhibit F hereto.

        10.    Release and Indemnification.

                      (a) To the maximum extent permitted by law, Seller, Seller's partners and the officers, directors, shareholders, employees and agents of Seller and/or Seller's partners shall not be liable for any loss, damage, injury or claim of any kind or character to any person or property arising from, caused by or relating to the development of the Project and the construction or sale or other conveyance of residences or other improvements thereon including, without limitation, any loss, damage, injury or claim arising from or caused by or alleged to have arisen from or have been caused by (i) the use of the Project or any part thereof by Buyer or its agents, employees, licensees, invitees or contractors, (ii) a defect in the design or construction of or material in any structure or other improvement on the Project, (iii) the condition of the Project or, to the extent it affects the Project, the condition of the land in the vicinity of the Project, including without limitation a defect in soils or in the preparation of soils or in the design and accomplishment of grading or other work on the Project or such other land (including any mass or rough grading, construction of retaining or other walls, or installation of infrastructure performed on the Project or such other land prior to or after the date hereof by Seller or any other party), (iv) any act or omission of Buyer or its agents, employees, licensees, invitees or contractors, (v) an accident or casualty on the Property caused by Buyer or its agents, employees, licensees, invitees or contractors, (vi) the falsity of any representation by Buyer contained herein,
(vii) a violation or alleged violation by Buyer or its agents, employees, licensees, invitees or contractors of any law now or hereinafter enacted, (viii) a slope erosion, sluffing or failure or subsurface geologic or groundwater condition, on, adjacent to or near the Project, including the effect of such slope or subsurface condition on the Project and the residences constructed in the Project, as well as the effect on such slopes and subsurface areas of Buyer's development on the Project and use of the residences constructed thereon (including watering), (ix) the design, construction, engineering or other work with respect to the Project provided or performed by or for Buyer either before or after the date of this Agreement, (x) any other cause whatsoever resulting from Buyer's use of the Project, (xi) the application of the principles of strict liability with respect to any act or omission of Buyer or its agents, employees, licensees, invitees or contractors in connection with the Property, including without limitation the grading thereof, or (xii) any act or failure to act of Seller in reviewing, approving, disapproving, consenting to or joining in any plans, specifications, application, permit, map or other document relating to development of the Project or in observing, inspecting or testing any work or improvement on the Project.

        BUYER ACKNOWLEDGES THAT IT HAS BEEN ADVISED BY ITS LEGAL COUNSEL AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:

        "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

        BUYER BEING AWARE OF SAID CODE SECTION, HEREBY EXPRESSLY WAIVES ANY RIGHT IT MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTE OR COMMON LAW PRINCIPLE OF SIMILAR EFFECT, WITH RESPECT TO THE ITEMS SPECIFIED IN THIS SECTION 10(a).

                      (b) As a material part of the consideration of this Agreement, Buyer hereby waives on its behalf all claims and demands it may have against Seller, Seller's partners and the officers, directors, shareholders, employees and agents of Seller and/or Seller's partners for any such loss, damage, injury or claim described in subsection 10(a) and agrees to indemnify, defend and hold harmless Seller, Seller's partners and the officers, directors, shareholders, employees and agents of Seller and/or Seller's partners from all loss, liability, damages, costs and expenses (including attorneys' fees) arising from or related to any such loss, damage, injury or claim whether incurred or made by Buyer or any other person(s). The foregoing waiver and indemnity shall apply to any claim or action brought by a private party or by a governmental authority under any statute or common law now or hereinafter in effect and is intended to apply with respect to loss, damage, injury or claim arising before or after the conveyance of all of the residences constructed on the Project. With respect to design, construction methods, materials, locations and other matters for which Seller has given or will give its approval or recommendation, the foregoing waiver and indemnity shall apply irrespective of Seller approval or recommendation.

                      (c) Without limiting the generality of Subsection 10(b) above, Buyer agrees to indemnify and protect Seller, and to defend Seller with counsel reasonably acceptable to Seller, against any and all claims, demands, liabilities, obligations, damages, causes of action, judgments, losses, costs and expenses (including, without limitation, reasonable attorneys' fees) which Seller may incur or suffer by reason of or in connection with (i) any breach of or failure of Buyer to perform any of its Obligations contained in this Agreement, and (ii) the development or disposal by Buyer of the Property (including, without limitation, the construction of residential dwellings and the sale or lease of such dwellings to the public or any Person). The obligations of Buyer set forth in Section shall survive any termination of this Agreement and the close of any Purchase Escrow.

                      (d) Notwithstanding the provisions of this Section 10 above, Buyer shall be relieved from liability for, and the waivers and indemnities set forth in subsections (a), (b) and (c) above shall not apply to the extent of, any loss, damage, liability, injury or claim to the extent the same is found by reference of controversies under subsection 13.15, below, or by a court of competent jurisdiction to have been caused solely by the gross negligence and/or willful misconduct of Seller.

                      (e) Nothing in this Section 10 shall relieve Seller from any liability for breach of any of Seller's representations or warranties under
Section 6 above.

        11.     Default.

               11.1. Events of Default. The occurrence of any one or more of the following events shall constitute a Default by a party under this Agreement:

                      (a) The failure of (i) either party to pay any amount within five (5) days after such party receives written notice from the other party that such amount is overdue, or (ii) Buyer to submit a proposed Phasing schedule under subsection 4.1(b) of this Agreement within five (5) days after Buyer receives written notice from Seller that such proposed Phasing schedule has not been submitted to Seller in accordance with the time requirements set forth in subsection 4.1(b) hereof;

                      (b) Other than as provided in subsection 11.1(a) above, the failure of the party to perform any non-monetary obligation set forth in this Agreement on its part to be performed if the failure should continue uncured for a period of thirty (30) days after written notice is given to the party of the occurrence of the failure; provided, however, that the failure shall not be deemed to have occurred if the failure relates to a Purchase Escrow and is of a nature that reasonably requires more than thirty (30) days to cure, is capable of being cured fully before the close of the Purchase Escrow and the party is proceeding continuously and diligently to cure the failure and does cure the failure before close of the Purchase Escrow;

                      (c) Any representation or warranty made by the party in this Agreement proves to have been incorrect in any material respect as of the date made or as of any other date on which the representation and warranty was required by the terms of this Agreement to be true;

                      (d) Institution by the party of proceedings under any law of the United States or of any state or foreign jurisdiction for the relief of debtors;

                      (e) A general assignment by the party for the benefit of creditors or the filing of a voluntary petition in bankruptcy;

                      (f) The filing of an involuntary petition in bankruptcy against the party by the creditors of such party, and such petition remaining undischarged for a period of ninety (90) days after the date the same was filed (or to the date of the next close of a Purchase Escrow if such date occurs before the expiration of the ninety (90) day period);

                      (g) The appointment of a receiver to take possession of any of the assets of the party, and such receivership remaining undischarged for a period of thirty (30) days from the date of its appointment (or to the date of the next close of a Purchase Escrow if such date occurs before the expiration of the thirty (30) day period); or

                      (h) The attachment, execution or other judicial seizure of the party's interest in this Agreement (and, in the case of Seller, in the Property), such attachment, execution or seizure being in an amount not less than Fifty Thousand Dollars ($50,000) and remaining undismissed or undischarged for a period of thirty (30) days after the levy of the attachment, execution or seizure (or to the date of the next close of a Purchase Escrow if such date occurs before the expiration of the thirty (30) day period).

               11.2. Default by Buyer. If Buyer shall materially Default under any of the terms of this Agreement, Seller shall have the right, in addition to any other rights or remedies which it may have at law or in equity, to terminate this Agreement by giving written notice of such termination to Buyer and Escrow Holder. Upon the giving of such notice, this Agreement (excluding unclosed Purchase Escrows), and the rights and obligations of Buyer and Seller under this Agreement shall terminate.

               11.3. Default by Seller. If Seller shall materially Default under any of the terms of this Agreement, Buyer shall have the right to terminate this Agreement by giving written notice of such termination to Seller and Escrow Holder, and shall also have all other rights and remedies available at law or in equity, including without limitation an action for specific performance or for monetary damages. Upon the giving of such a notice of termination, this Agreement (excluding unclosed Purchase Escrows), and the rights and obligations of Buyer and Seller under this Agreement shall terminate.

        12.    Indemnification.

               12.1. Indemnification of Seller. Buyer agrees to indemnify, hold harmless and protect Seller, and to defend Seller with counsel reasonably acceptable to Seller, against any and all claims, demands, liabilities, obligations, damages, causes of action, judgments, losses, costs and expenses (including, without limitation, reasonable attorneys' fees and all fines, charges, penalties and consultants' fees, and all cleanup, repair, detoxification, removal, remedial, response and abatement costs) (collectively, the "Claims) which Seller may incur or suffer by reason of or in connection with the use, generation, production, storage, release, discharge or disposal by Buyer, or other presence of Hazardous Material caused by Buyer on, under or in the vicinity of the Property, or the material violation of Hazardous Material Laws with respect to the Property or property in the vicinity of the Property by Buyer; provided, however, that Buyer shall not be obligated to indemnify, defend or hold harmless Seller on account of any Claim caused by Seller's introduction in, on or under the Property of any Hazardous Materials.

        13.    General Provisions.

               13.1. Legal Fees. Subject to the terms of subsection 13.15 [entitled "Reference of Controversies"], in the event of the bringing of any action or suit by either party against the other party by reason of any breach of any of the covenants, conditions, agreements or provisions on the part of the other party arising out of this Agreement, the party in whose favor final judgment shall be entered shall be entitled to have and recover of and from the other party all costs and expenses of suit, including reasonable attorneys' fees.

               13.2. Notices. All notices or other communication provided for under this Agreement shall be in writing, shall be delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid, addressed to the person to receive such notice or communication at the following address and shall be effective upon receipt or refusal to accept delivery:

To Seller:

                      Lathrop Investment, L.P.
                      4490 Von Karman Avenue
                      Newport Beach, CA 92660
                      Attention:  Major General William Lyon (Retired)

(With copies to:)

                      Newmeyer & Dillion, LLP
                      895 Dove Street, Fifth Floor
                      Newport Beach, CA 92660
                      Attention: Michael S. Cucchissi, Esq.

To Buyer:

                      William Lyon Homes, Inc.
                      4490 Von Karman Avenue
                      Newport Beach, CA 92660
                      Attention:  Mr. Richard S. Robinson

 (With copies to:)

                      Irell & Manella LLP
                      840 Newport Center Drive, #400
                      Newport Beach, CA 92660-6324
                      Attention:  Frank A. Caput, Esq.

Notice of change of address shall be given by written notice in the manner set forth in this subsection.

               13.3. Survival Upon Termination. Where the context shall expressly or otherwise require, the provisions of this Agreement shall survive the termination of this Agreement and the close of any Purchase Escrow.

               13.4. Successors and Assigns. Except to any Person (i) in which Buyer has no less than a thirty-five percent (35%) interest, and (ii) with respect to which Buyer has management control, Buyer shall not assign or otherwise transfer this Agreement or any interest, right or obligation in this Agreement, without the prior written consent of the Seller, and any such assignment or other transfer without such written consent shall be null and void. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns.

               13.5. Required Actions of Buyer and Seller. Buyer and Seller agree to execute all instruments and documents and to take all actions as may be required in order to consummate the transactions contemplated by this Agreement and shall use their reasonable efforts to accomplish the close of each Purchase Escrow in accordance with the provisions of this Agreement.

               13.6. Entire Agreement. This Agreement contains the entire agreement between the parties concerning the subject matter of the Agreement and supersedes any prior agreements, understandings or negotiations. No addition or modification of any term or provision shall be effective unless set forth in writing and signed by both Seller and Buyer.

               13.7. Time of Essence. Time is of the essence of each and every term, condition, obligation and provision of this Agreement.

               13.8. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument.

               13.9. Severability. If any portion of this Agreement shall be declared by any court of competent jurisdiction to be invalid, illegal or unenforceable, such portion shall be deemed severed from this Agreement, and the remaining parts of this Agreement shall remain in full force and effect, as fully as though such invalid, illegal or unenforceable portion had never been part of this Agreement.

               13.10. Headlines. Headings at the beginning of each section and subsection are solely for convenience of reference and are not a part of this Agreement.

               13.11. Construction. Whenever the context of this Agreement requires the same, the singular shall include the plural and the masculine, feminine and neuter shall include the others. Without limitation, any defined term used in the plural shall refer to all members of the relevant class, and any defined term used in the singular shall refer to any member of the relevant class. This Agreement shall not be construed as if it had been prepared by one of the parries, but rather as if both parties had prepared the same. Unless otherwise indicated, all references to sections and subsections are to this Agreement. All exhibits are incorporated in this Agreement by reference. The term "Agreement" includes such exhibits (as exhibits and, if appropriate, as subsequently executed agreements and instruments). If the day on which Buyer or Seller is required to take any action under the terms of this Agreement is not a business day, the action shall be taken on the next succeeding business day. Any reference in this Agreement to an agreement or other instrument shall mean such agreement or instrument as it may from time to time be supplemented, modified, amended and extended in accordance with any applicable terms of this Agreement. This Agreement is executed and delivered in the State of California and shall be construed and enforced in accordance with, and governed by, the laws of the State of California.

               13.12. No Waiver. No waiver by a party of any Default by the other party under this Agreement shall be implied from any omission or delay by the nondefaulting party to take action on account of the Default if the Default persists or is repeated. Any waiver of any covenant, term or condition contained in this Agreement must be in writing. Any such express written waiver shall not be construed as a waiver of any subsequent breach of the same covenant, term or condition, nor shall it affect any Default other than the Default expressly made the subject of the waiver. Any such express waiver shall be operative only for the time and to the extent stated in the waiver. The consent or approval by a party to or of any act by the other party shall not be deemed to waive or render unnecessary consent or approval to or of any subsequent act.

               13.13. Relationship Between Parties. Seller and Buyer agree that
(a) the relationship between them is, is intended to be and shall at all times remain, in connection with the transactions contemplated by this Agreement, that of optionor and optionee, and upon exercise of an Option, seller and purchaser and (b) neither party is, is intended to be or shall be construed as a partner, joint venturer, trustee, fiduciary, alter ego, manager, controlling person or other business associate or participant of any kind of the other party or any of its Affiliates.

               13.14. Third Parties Not Benefited. This Agreement is made for the purpose of defining and setting forth certain rights and obligations of Buyer and Seller. It is made for the sole protection of Buyer and Seller and Buyer's and Seller's successors and assigns. No other Person shall have any rights of any nature under or by reason of this Agreement.

               13.15. Reference of Controversies. Any controversy between Seller and Buyer under this Agreement which is the subject of an action or proceeding brought by either Seller or Buyer shall be referred to a referee in accordance with the provisions of Chapter 6 ("Chapter 6"), Title 8, Part II of California Code of Civil Procedure ("Code"), (Sections 638 et seq.) as follows:

                      (a) Seller and Buyer shall submit to the appropriate court a stipulation ("Stipulation") for a general order of reference to include all issues in the action or proceeding, whether of fact or of law, including all issues raised as affirmative defenses or cross-claims. If one party refuses or fails to join in the submission of a Stipulation within fifteen (15) days after being requested in writing to do so by the other party, the other party may make a motion ("Motion") to the appropriate court for a general order of reference, which the party failing to stipulate shall not oppose.

                      (b) Not later than ten (10) days after the filing of the Stipulation, Buyer and Seller shall use their best efforts to agree on the appointment of a Person to act as referee; provided, however, if a Motion is made because one party fails or refuses to join in the submission of the Stipulation, the party making the Motion may select, not later than ten (10) days after the making of the Motion, any Person as the referee so long as the Person selected does not have any business or social relationship with either Seller or Buyer and is a judge or retired judge of the Superior Courts of the State of California or a justice or retired justice of any appellate court of the State of California. Any such selection shall be subject to the provisions of Section 641 of the Code.

                      (c) If a referee is not selected in accordance with the preceding subsection, or if the Person selected is not willing to act as referee, a single referee shall be chosen in the manner set forth in Sections 640 and 641 of the Code. The referee must be a judge or retired judge of the Superior Courts of the State of California or a justice or retired justice of any appellate court of the State of California.

                      (d) Seller and Buyer expressly waive any right to a trial by jury.

                      (e) A reporter shall be present at all proceedings before the referee.

                      (f) If the reference is commenced by a Stipulation, each party shall bear its own costs in connection with the reference (including attorneys' fees) and one half of the referee's fees and reporter's fees. If the reference is commenced by a Motion, the party against whom judgment is entered shall bear all costs in connection with the reference (including, without limitation, reasonable attorneys' fees and the referee's fees and reporters fees).

                      (g) The referee shall apply all California roles of procedure and evidence and shall apply the substantive laws of California in deciding any and all issues submitted to the referee.

                      (h) The referee shall have the authority to hear law and motion matters.

                      (i) All discovery which either of the parties may wish to take shall be commenced within thirty (30) days and completed within sixty (60) days after the reference is ordered in accordance with Section 638 of the Code.

                      (j) Section 998 of the Code shall be applicable under the reference.

                      (k) The referee's findings and decision under Section 643 and 644 of the Code shall be final and binding on Seller and Buyer and shall not be subject to appeal or review.

                      (l) Seller and Buyer desire to have any and all matters referred to a referee determined as soon as practicable consistent with the availability of the referee, counsel and witnesses.

                      (m) Seller and Buyer agree that neither party will be permitted to defeat the provisions of this subsection 13.15 by including non-parties to this Agreement as parties to the action or proceeding. If nonparties to the Agreement are proper parties to the action or proceeding:

                          (i) The non-parties to the Agreement may, at their
sole option, elect to stipulate to the reference and comply with the terms of this subsection 13.15.

                          (ii) If the non-parties do not so agree, Seller and
Buyer shall stipulate that all claims by and against the non-parties be severed and determined separately.

                          (iii) The provisions of this subsection 13.15 shall
have no further force or effect in the event Chapter 6 is repealed or amended in such a manner as to make it materially inconsistent with the provisions of this subsection.

               13.16. Force Majeure. If Buyer is delayed at any time in the performance of its obligations hereunder (other than any obligation which only requires the payment of money), by reason or labor disputes, fire, governmental moratoria, adverse weather conditions or other "acts of God" not reasonably anticipatable, unavoidable casualties, or any causes beyond the Buyer's reasonable control, then the time for such performance shall be extended for such reasonable time as may compensate for such occurrences. Buyer's inability to obtain financing will not be deemed to constitute an event of force majeure in any event.

               13.17. Assignment on Termination. If this Agreement terminates prior to Buyer's exercise of all the Options, Buyer shall assign to Seller (on a non-exclusive basis to the extent possible) any and all entitlements, development agreement rights and other intangible rights then owned by Buyer and that relate to the development of the unpurchased portions of the Project. Notwithstanding the foregoing, Buyer shall have no obligation pursuant to this subsection 13.17 to assign to Seller any of Buyer's plans, specifications or other architectural work product with respect to residences planned for the Property.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

Seller:                            LATHROP INVESTMENT, L.P.,
                                   a California limited partnership

                                   By:     Lyon Realty, Inc.
                                           a California corporation
                                           General Partner

                                           By:    /s/ WILLIAM LYON
                                              ----------------------------------

                                           Title:
                                                 -------------------------------

                                           By:    /s/ WILLIAM H. LYON
                                              ----------------------------------

                                           Title:
                                                 -------------------------------

Buyer:                             WILLIAM LYON HOMES, INC.,
                                   a California corporation

                                   By:     /s/ WADE H. CABLE
                                      ------------------------------------------

                                   Title:
                                         ---------------------------------------


                                   By:     /s/ RICHARD S. ROBINSON
                                      ------------------------------------------

                                   Title:
                                         ---------------------------------------

              EXHIBITS TO OPTION AGREEMENT AND ESCROW INSTRUCTIONS

Exhibit "A"........................................Land/Legal Description

Exhibit "B"........................................Memorandum of Options

Exhibit "C"........................................Grant Deed

Exhibit "D"........................................Description of Units

Exhibit "E"........................................Schedule of Base Purchase Prices and
                                                   Option Exercise Dates

Exhibit "F"........................................License Terms

Exhibit "G"........................................Options Price Credits

                                    EXHIBIT A

                                LEGAL DESCRIPTION

                                    EXHIBIT B

                              MEMORANDUM OF OPTIONS

RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO:

William Lyon Homes, Inc.
4490 Von Karman Avenue
Newport Beach, CA  92660

Attention:     Mr. Richard S. Robinson



--------------------------------------------------------------------------------
                        (Space Above for Recorder's Use)

                         MEMORANDUM OF OPTION AGREEMENT

        This Memorandum of Option Agreement ("Agreement") is made and entered into as of this ___ day of ______________, 2000 by and between WILLIAM LYON HOMES, INC., a California corporation ("Optionee"), and LATHROP INVESTMENT, L.P., a California limited partnership ("Optionor").

                                   WITNESSETH

        1. Optionor and Optionee are the parties to that certain Option Agreement and Escrow Instructions dated October 24, 2000 (the "Option Agreement"), which relates to certain real property located in San Joaquin County, California and more particularly described in Exhibit "A" attached hereto and incorporated herein by this reference (the "Property").

        2. Optionor hereby grants to Optionee an exclusive and irrevocable option to purchase the Property from Optionor, in phases, at the price and on and subject to the terms and conditions set forth in the Option Agreement. The last day for the exercise of the option with respect to the last phase of the Property is September 15, 2004, and the option shall expire unless exercised on or before such date as provided in the Option Agreement. Unless the option as to a particular phase of the Property is exercised as provided in the Option Agreement, Optionee will have no further interest in such phase of the Property.

        3. Nothing in this Agreement shall in any way amend or alter the Option Agreement, and in the event of any conflict or inconsistency between the terms hereof and the terms of the Option Agreement, the terms of the Option Agreement shall control.

        IN WITNESS WHEREOF, Optionor and Optionee have executed this Agreement as of the date first set forth above.

                            OPTIONEE:

                            WILLIAM LYON HOMES, INC., a California
                            corporation



                            By:
                               -----------------------------------
                               Its:
                                   -------------------------------



                            By:
                               -----------------------------------
                               Its:
                                   -------------------------------



                            OPTIONOR:

                            LATHROP INVESTMENT, L.P., a California
                            limited partnership

                            By:    Lyon Realty, Inc., a California
                                   corporation, General Partner



                            By:
                               -----------------------------------
                               Its:
                                   -------------------------------



                            By:
                               -----------------------------------
                               Its:
                                   -------------------------------

                                   EXHIBIT "A"

                        Legal Description of the Property

STATE OF CALIFORNIA          )
                             ) SS
COUNTY OF_________________   )

        On ____________________ before me, _______________________, a Notary
Public in and for said County and State, personally appeared ________________________ ____________________________ personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed this instrument.

WITNESS my hand and official seal.



Signature_____________________



                            FOR NOTARY SEAL OR STAMP

STATE OF CALIFORNIA          )
                             ) SS
COUNTY OF_________________   )

        On ____________________ before me, _______________________, a Notary
Public in and for said County and State, personally appeared ________________________ ____________________________ personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed this instrument.

WITNESS my hand and official seal.



Signature_____________________



                            FOR NOTARY SEAL OR STAMP

                                    EXHIBIT C

                                   GRANT DEED

RECORDING REQUESTED BY:

William Lyon Homes, Inc.
4490 Von Karman Avenue
Newport Beach, CA  92660

Attention:     Richard S. Robinson

WHEN RECORDED MAIL TO AND
MAIL TAX STATEMENTS TO:

William Lyon Homes, Inc.
4490 Von Karman Avenue
Newport Beach, CA  92660

Attention:     Richard S. Robinson


--------------------------------------------------------------------------------
                        (Space Above for Recorder's Use)

                             PARTNERSHIP GRANT DEED

        The undersigned Grantor declares that Documentary Transfer Tax is not shown pursuant to Section 11932 of the California Revenue and Taxation Code, as amended.

        FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which is hereby acknowledged, LATHROP INVESTMENT, L.P., a California limited partnership ("Grantor"), hereby grants to WILLIAM LYON HOMES, INC., a California corporation ("Grantee"), that certain real property in the County of San Joaquin, State of California, more particularly described in Exhibit "A" attached hereto and incorporated herein by this reference.

SUBJECT TO:

        1. Nondelinquent general, special and supplemental real property taxes and assessments, if any, for the current fiscal year.

        2. All covenants, conditions, restrictions, reservations, rights, rights-of-way, dedications, offers of dedication, easements and other matters of record or otherwise apparent as of the date hereof.

                            [signature page follows]

        IN WITNESS WHEREOF, the Grantor has executed this Partnership Grant Deed as of the date written below.

Dated:____________, ____       GRANTOR:

                               LATHROP INVESTMENT, L.P., a California limited partnership

                               By: Lyon Realty, Inc., a California corporation,
                                   General Partner



                                   By:
                                      ------------------------------------------
                                      Its:
                                          --------------------------------------



                                   By:
                                      ------------------------------------------
                                      Its:
                                          --------------------------------------

                                   EXHIBIT "A"

                                Legal Description

STATE OF CALIFORNIA          )
                             ) SS
COUNTY OF_________________   )

        On ____________________ before me, _______________________, a Notary
Public in and for said County and State, personally appeared ________________________ ____________________________ personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed this instrument.

WITNESS my hand and official seal.



Signature
         ----------------------







                            FOR NOTARY SEAL OR STAMP

Document No.
            --------------------------------------
Recorded                                    ,
         ----------------------------------- -----

                STATEMENT OF TAX DUE AND REQUEST THAT TAX DECLARATION NOT BE MADE A PART OF THE PERMANENT RECORD IN THE OFFICE OF THE COUNTY RECORDER (PURSUANT TO SECTION 11932 REVENUE AND TAXATION CODE)

TO:     Recorder
        County of San Joaquin

        Request is hereby made in accordance with the provisions of the Documentary Transfer Tax Act that the amount of the tax due not be shown on the original document which names:

Grantor:       Lathrop Investment, L.P., a California limited partnership

Grantee:       William Lyon Homes, Inc., a California corporation

        The property described in the accompanying document is located in:

        _______ the unincorporated area of the County of San Joaquin.

        _______ the City of ____________, County of San Joaquin.

        The amount of tax due on the accompanying document is $____________, computed on the full value of the property conveyed.



(Signature of Grantor or Agent)
                                    ---------------------------


                                    ---------------------------


Note: After the permanent record is made, this form will be affixed to the conveying document and returned with it.

                                    EXHIBIT D

                              DESCRIPTION OF UNITS

                                    EXHIBIT E

                        SCHEDULE OF BASE PURCHASE PRICES
                          AND SCHEDULED EXERCISE DATES

                                    EXHIBIT F

                                  LICENSE TERMS

        The following terms shall apply to the license to enter the Property granted to Buyer under subsection 8.2 of this Agreement.

        1. License to Enter. Subject to the terms and conditions hereof, Seller hereby grants to Buyer a nonexclusive license and permission to enter upon and into the Property for the purpose of grading and constructing such Improvements thereto as Buyer elects to construct in accordance with its planned development of the Property (all Improvements or other work completed by Buyer herein referred to collectively as the "Work"). Buyer shall not allow or cause any other party, except Buyer's duly authorized contractors, subcontractors, representatives, agents and employees (collectively, "representatives") to enter or use the Property during the term of this license without Seller's prior written consent. As used in this Exhibit "F" only, the term "Property" shall exclude those Phases of the Property from time to time acquired by Buyer, such exclusion to be effective as to any such Phase from and after the date the same is transferred to Buyer. Notwithstanding anything herein to the contrary, other than with Seller's prior consent, Buyer shall not construct any residential houses on any Residential Lot that Buyer has not yet acquired title to pursuant to this Agreement.

        2. Term. The term of the license shall commence upon the execution of this Agreement by both Seller and Buyer. The license shall terminate (i) with respect to any Phase of the Property, upon the Close of Escrow for such Phase, or (ii) upon the termination of this Agreement.

        3. Hazardous Materials. During the term of this license, Buyer shall not introduce or release any Hazardous Materials in, to, from, under or on the Property, or bring any Hazardous Materials onto or across the Property, except as necessary to complete the Work and then only so long as the same are used, handled and disposed of in accordance with applicable Laws. If Buyer becomes aware of the presence of any Hazardous Materials on the Property, it shall immediately notify Seller in writing of the same.

        4. Maintenance of Property; Performance of Work; Alterations.

               (a) Buyer shall not, except as required to complete the Work, alter the physical condition of the Property. During the term of this license, Buyer shall, at its sole cost, expense and liability, maintain in a safe and sanitary condition those portions of the Property on which it is performing the Work or which it is otherwise using. Without limiting the foregoing, Buyer shall maintain any construction routes in a clean condition and establish and maintain a regular dust control program. Buyer shall be responsible for any damage done to the Property or other property of Seller and for any theft of Seller's property from the Property or other real property of Seller by Buyer or its representatives.

               (b) Buyer shall bear all costs of the Work. Buyer shall obtain at its cost all permits and approvals required in connection with the Work (including without limitation those required hereunder from Seller and also any required by any Authorities with jurisdiction thereover) and shall comply with the requirements of all Authorities with jurisdiction thereover, including without limitation all requirements as to noise control, construction traffic and other construction matters. If required by Seller, any equipment or materials placed or stored on the Property by Buyer or its representatives shall be placed or stored only in locations specifically approved by Seller. If required by Seller, any access by Buyer and its representatives onto, over or across the Property shall be by way of roads, paths or access points designated by Seller. Upon termination of this license, Buyer shall remove any equipment or materials stored on the Property and shall repair and restore every portion of the Property damaged or disturbed during the term of this license to at least as good condition as existed prior to Buyer's entry onto the Property; provided, however, Seller shall have the option to do any necessary repairs and restoration and Buyer shall pay Seller any and all amounts expended therefore upon demand. Buyer agrees to pay or reimburse Seller for any utility or water charges allocable to Buyer's use of the Property.

               (c) Buyer shall not use the Property in any manner or conduct any activities thereon which will interfere with or delay Seller's use or development of the Property. No Improvements (whether or not a part of the Work) shall be constructed or installed on the Property until the plans and specifications therefor have been approved by Seller. Seller's approval right shall include, without limitation, the right to approve the architectural style and exterior colors and materials of any structure, as well as landscaping plans and the exact location of any such structure. All Improvements shall be completed only in accordance with the approved plans and specifications therefore, and in a good and workmanlike manner. Upon termination of this license without an acquisition of the Property by Buyer, all improvements made by Buyer upon any portion of the Property shall become the sole property of Seller, without the payment of any consideration to Buyer.

        5. Seller Not Liable. All persons who enter onto the Property pursuant to this license do so at their own risk, and shall comply with all necessary and reasonable instructions and directions of Seller with respect to use of the Property. As a material part of the consideration for this license and the Agreement, Buyer hereby waives and agrees to indemnify, protect, defend and hold Seller harmless from and against any loss, damage, injury, accident, fire or other casualty, liability, claim, cost or expense (including but not limited to actual attorneys' fees) of any kind or character to any person or property arising from, caused by or related to (i) any use of the Property by Buyer or its representatives, (ii) any act or omission of Buyer or any of its representatives, (iii) any bodily injury, property damage, accident, fire or other casualty on the Property caused by the entry or activities of Buyer or its representatives, (iv) any violation or alleged violation by Buyer or its representatives of any law, ordinance or regulation now or hereafter enacted,
(v) any failure of Buyer to maintain the Property in a safe, decent, and sanitary condition, (vi) the breach or violation of the terms of this license by Buyer, (vii) any statutory liens for labor or materials or other liens which may arise out of the Work or Buyer's activities on the Property, and (viii) any enforcement by Seller of any provision of this license and any costs of duly removing Buyer from the Property or restoring the same as provided herein. Buyer acknowledges and agrees that Seller has no responsibility for loss of any property of Buyer by theft, and Seller has no obligation to provide any security in respect of Buyer's property. The provisions of this Paragraph 5 shall survive any termination of this license.

        6. Insurance. Prior to and at all times after initially entering upon the Property for any purpose, Buyer shall at its expense maintain with a reputable company or companies qualified to do business in California and acceptable to Seller, a policy or policies of comprehensive or commercial general liability insurance with respect to the Property and the operations and activities of or on behalf of Buyer on or about the Property, including, but not limited to, owned, rented and non-owned automobile (vehicle) liability, personal injury, blanket contractual, broad form property damage, products liability, manufacturer's and contractor's basic coverage with X, C and U exclusions deleted, owners' and contractors' protective liability and products/completed operations liability coverage. Such policy shall provide that its coverage is primary to any insurance of Seller (whose insurance shall be excess and noncontributing) and shall contain a provision stating that the naming of an additional insured shall not negate any right the additional insured would have had as a claimant under the policy if not so named. Such policy shall contain severability of interest and cross liability clauses. Such policy or policies shall have limits of liability of not less than Ten Million Dollars ($10,000,000) combined single limit per occurrence. The policy shall provide that it is not cancelable without thirty (30) days prior written notice to Seller. Seller shall be named as an additional insured on such policy or policies, and a certificate or certificates of insurance evidencing such policy or policies shall be delivered to Seller before Buyer's initial entry onto the Property. Additional certificates evidencing renewal or replacement of such policy or policies shall be delivered to Seller at least thirty (30) days prior to the expiration of any such policy or policies. A copy of any such policy shall also be delivered to Seller upon request. Seller also reserves the right to require Buyer to maintain a standard "all risk" Builders Risk Policy during any period of construction for not less than the full replacement cost of the improvements, which shall include a replacement cost endorsement and otherwise be in form and substance acceptable to Seller. Buyer shall also maintain workers compensation insurance as required by law.

        7. Liens. Buyer shall not suffer or permit to be filed or enforced against the Property, or any part thereof, any statutory lien for labor or materials (including without limitation any mechanics' or materialmen's lien) or any claim for damages arising from or out of Buyer's use of or activities on the Property. Buyer shall pay or cause to be paid on a timely basis all bills or claims which could give rise to any such statutory lien or claim for damages. If any statutory or other lien is filed or asserted against the Property, Buyer shall cause the same to be fully discharged, by payment, bonding or otherwise, within twenty (20) days of such filing or assertion, and upon any failure of Buyer to do so, Seller shall have the right to do so, by payment, bonding (including without limitation obtaining and recording a lien release bond pursuant to California Civil Code Section 3143) or otherwise and Buyer shall pay Seller on demand all amounts expended in connection with obtaining such release or discharge. Buyer shall notify Seller no less than five (5) days prior to doing any Work on the Property in order to allow Seller to post and record, at Seller's option, appropriate notices of nonresponsibility. The failure by Seller to post or record such notices shall not affect or negate in any manner Buyer's obligations under this license.

                                    EXHIBIT G

                              Options Price Credits

        Buyer shall receive the following credits against the Base Purchase Prices for the specified Phases on account of Buyer's payment of the Options
Price:


Phase                                                     Credit Amount
-----                                                     -------------

September 2003                                            $154,557
January 2004                                              $352,268
May 2004                                                  $352,268
September 2004                                            $140,907